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                                    EXHIBIT 10.20




                       EXECUTIVE SALARY CONTINUATION AGREEMENT

       This Agreement is made and entered into effective as of the Twenty-sixth
(26) day of April, 1995, by and between Mid-Peninsula Bank, a bank chartered under the laws of the State of California (the "Employer"), and David L. Kalkbrenner, an individual residing in the State of California (hereinafter referred to as the "Executive").

                                       RECITALS

               WHEREAS, the Executive is an employee of the Employer and is serving as its President and Chief Executive Officer;

               WHEREAS, the Executive's experience and knowledge of the affairs of the Employer and the banking industry are extensive and valuable;

               WHEREAS, it is deemed to be in the best interests of the Employer to provide the Executive with certain salary continuation benefits, on the terms and conditions set forth herein, in order to reasonably induce the Executive to remain in the Employer's employment; and

               WHEREAS, the Executive and the Employer wish to specify in writing the terms and conditions upon which this additional compensatory incentive will be provided to the Executive, or to the Executive's spouse or the Executive's designated beneficiaries, as the case may be;


               NOW, THEREFORE, in consideration of the services to be performed in the future, as well as the mutual promises and covenants contained herein, the Executive and the Employer agree as follows:

                                      AGREEMENT

       1.      TERMS AND DEFINITIONS.

               1.1. ADMINISTRATOR. The Employer shall be the "Administrator" and, solely for the purposes of ERISA, the "fiduciary" of this Agreement where a fiduciary is required by ERISA.

               1.2. ANNUAL BENEFIT. The term "Annual Benefit" shall mean an annual sum of Eighty-Five Thousand Dollars ($85,000.00) multiplied by the Applicable Percentage (defined below) and then reduced to the extent: (i) required under the other Provisions of this Agreement, including, but not limited to, Paragraphs 5, 7 and 8 hereof;


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(ii) required by reason of the lawful order of any regulatory agency or body having jurisdiction over the Employer; and (iii) required in order for the Employer to properly comply with any and all applicable state and federal laws, including, but not limited to, income, employment and disability income tax laws (e.g., FICA, FUTA, SDI).

               1.3. APPLICABLE PERCENTAGE. The term "Applicable Percentage" shall mean that percentage listed on Schedule "A" attached hereto which is adjacent to the number of complete years (with a "year" being the performance of personal services for or on behalf of the Employer for a period of 365 days) which have elapsed starting from the Effective Date of this Agreement and ending on the date payments are to first begin under the terms of this Agreement. Notwithstanding the foregoing or the percentages set forth on Schedule "A," but subject to all other terms and conditions set forth herein, the "Applicable Percentage" shall be: (i) provided payments have not yet begun hereunder, one hundred percent (100%) upon the occurrence of a "change of control" as defined in subparagraph 1.5 below or upon the Executive's death; and
(ii) notwithstanding subclause (i) of this Paragraph, zero percent (0%) in the event the Executive takes any action which prevents the Employer from collecting the proceeds of any life insurance policy which the Employer may happen to own at the time of the Executive's death and of which the Employer is the designated beneficiary. Furthermore, notwithstanding the foregoing, or anything contained herein to the contrary, in the event the Executive takes any action which prevents the Employer from collecting the proceeds of any life insurance policy which the Employer may happen to own at the time of the Executive's death and of which the Employer is the designated beneficiary: (1) the Executive's estate or designated beneficiary shall no longer be entitled to receive any of the amounts payable under the terms of this Agreement, and (2) the Bank shall have the right to recover from Executive's estate all of the amounts paid to the Executive's estate (with respect to amounts paid prior to Executive's death or paid to Executive's estate) or designated beneficiary (with respect to amounts paid to the designated beneficiary) pursuant to the terms of this Agreement prior to and after Executive's death.

               1.4. BENEFICIARY. The term "beneficiary" or "designated beneficiary" shall mean the person or persons whom the Executive shall designate in a valid Beneficiary Designation, a copy of which is attached hereto as Exhibit "C," to receive the benefits provided hereunder. A Beneficiary Designation shall be valid only if it is in the form attached hereto and made a part hereof and is received by the Administrator prior to the Executive's death.

               1.5. CHANGE IN CONTROL. The term "Change in Control" shall mean the occurrence of the any of the following events with respect to Employer (with the term "Employer" being defined, when determining whether a "Change in Control" has occurred, to include Mid-Peninsula Bank's current holding company, Mid-Peninsula Bancorp, a California corporation, such that a "Change in Control" of Mid-Peninsula Bancorp will be deemed to constitute a "Change in Control" of the Employer): (i) a change in control of a


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nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or in response to any other form or report to the regulatory agencies or governmental authorities having jurisdiction over the Employer or any stock exchange on which the Employer's shares are listed which requires the reporting of a change in control; (ii) any merger, consolidation or reorganization of the Employer in which the Employer does not survive; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of any assets of the Employer having an aggregate fair market value of fifty percent (50%) of the total value of the assets of the Employer, reflected in the most recent balance sheet of the Employer; (iv) a transaction whereby any "person" (as such term is used in the Exchange Act or any individual, corporation, partnership, trust or any other entity) becomes the beneficial owner, directly or indirectly, of securities of the Employer representing twenty-five percent (25%) or more of the combined voting power of the Employer's then outstanding securities; or (v) a situation where, in any one-year period, individuals who at the beginning of such period constitute the Board of Directors of the Employer cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Employer's shareholders, of each new director is approved by a vote of at least three-quarters (3/4) of the directors then still in office who were directors at the beginning of the period.

               1.6. THE CODE. The "Code" shall mean the Internal Revenue Code of 1986, as amended (the "Code").

               1.7. DISABILITY/DISABLED. The term "Disability" or "Disabled" shall have the same meaning given such term in the principal disability insurance policy covering the Executive, which is incorporated herein by reference to the limited extent thereof. In the event the Executive is not covered by a disability policy containing a definition of "Disability" or "Disabled," these terms shall mean an illness or incapacity which, having continued for a period of one hundred and eighty (180) consecutive days, prevents the Executive from adequately performing the Executive's regular employment duties. The determination of whether the Executive is Disabled shall be made by an independent physician selected by mutual agreement of the parties.

               1.8. EARLY RETIREMENT DATE. The term "Early Retirement Date" shall mean the Retirement (as defined below) of the Executive on a date which occurs prior to the Executive attaining sixty-five (65) years of age but after the Executive has attained sixty-two (62) years of age.

               1.9. EFFECTIVE DATE. The term "Effective Date" shall mean the date upon which this Agreement was entered into by the parties, as first written above.


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               1.10.         ERISA. The term "ERISA" shall mean the Employee
Retirement Income Security Act of 1974, as amended.

               1.11. PLAN YEAR. The term "Plan Year" shall mean the Employer's fiscal year.

               1.12. RETIREMENT. The term "Retirement" or "Retires" shall refer to the date which the Executive acknowledges in writing to Employer to be the last day he will provide any significant personal services, whether as an employee or independent consultant or contractor, to Employer or to, for, or on behalf of, any other business entity conducting, performing or making available to any person or entity banking or other financial services of any kind. For purposes of this Agreement, the phrase "significant personal services" shall mean more than ten (10) hours of personal services rendered to one or more individuals or entities in any thirty (30) day period.

               1.13. SCHEDULE B ANNUITY. The term "Schedule B Annuity" shall mean an "Annuity," as defined in this Paragraph 1.13, purchased by the Bank within one month of the date the first payment is to be paid to the Executive under the terms of this Agreement with that sum of money which equals:
(a) the amount set forth on Schedule B attached hereto which corresponds to the number of complete years (i.e., twelve [12] month periods) which have elapsed between the Effective Date hereof and the date on which the event triggering or fixing an Executive's right to a Schedule B Annuity occurs; plus (b) an amount equal to the amount of interest which would have been earned on the amount described in the foregoing clause (a) of this Paragraph if said amount had been invested in successive six month United States Treasury Bills starting from the date on which the event triggering or fixing an Executive's right to a Schedule B Annuity occurs and ending on the date the first payment to be made by the Bank to the Executive under the terms of this Agreement is to occur (i.e., using the six month T-Bill rate as the applicable rate for determining the "deemed interest" to be credited). For purposes of this Agreement, the term "Annuity" shall mean a commercially available, standard form annuity contract: (i) with an insurance company having the highest available rating from Standard & Poor's; and (ii) providing equal monthly payments over a period of fifteen years (one hundred and eighty [180] months) (with the amount of each monthly payment to be determined by reference to the Schedule B monetary amount which is to be invested, as described above, and to begin as described below with respect to the particular event which triggers the right to receive the Schedule B Annuity). Notwithstanding the foregoing, or anything contained herein to the contrary, the amount of the Annuity shall be limited (determined at the time of its acquisition) to the extent: (i) required under the other provisions of this Agreement, including, but not limited to, Paragraphs 5, 7 and 8 hereof; (ii) required by reason of the lawful order of any regulatory agency or body having jurisdiction over the Employer; and (iii) required in order for the Employer to ensure proper compliance with any and all applicable state and federal laws, including, but not limited to, income, employment and


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disability income tax laws (e.g., FICA, FUTA, SDI).  Furthermore, notwithstanding the foregoing, or anything contained herein to the contrary, in the event the Executive takes any action which prevents the Employer from collecting the proceeds of any life insurance policy which the Employer may happen to own at the time of the Executive's death and of which the Employer is the designated beneficiary: (1) the Executive's estate or designated beneficiary shall no longer be entitled to receive any of the amounts payable under the terms of the Annuity, and (2) all amounts paid prior to or after Executive's death under the terms of the Annuity shall be recoverable in full by the Bank from Executive's estate [with respect to amounts paid prior to Executive's death or paid to Executive's estate] or designated beneficiary [with respect to amounts paid to the designated beneficiary]). The selection of the company which is to provide the Annuity and the terms of such Annuity shall, except as provided or limited above, be made by the Bank as it determines to be appropriate, said determinations to be made by the Bank in its sole and absolute discretion.

               1.14. SURVIVING SPOUSE. The term "Surviving Spouse" shall mean the person, if any, who shall be legally married to the Executive on the date of the Executive's death.

               1.15. TERMINATION FOR CAUSE. The term "Termination for Cause" shall mean termination of the employment of the Executive by reason of any of the following:

                   (a) A termination "for cause" as this term may be defined in any written employment agreement entered into by and between the Employer and the Executive;

                   (b) The willful breach of duty by the Executive in the course of his employment;

                   (c) The habitual neglect by the Executive of his employment responsibilities and duties;

                   (d) The Executive's deliberate violation of any state or federal banking or securities laws, or of the Bylaws, rules, policies or resolutions of the Employer, or of the rules or regulations of: (i) the Office of the California Superintendent of Banks; (ii) the Federal Deposit Insurance Corporation; or (iii) any other regulatory agency or governmental authority having jurisdiction over the Employer;

                   (e) The determination by a state or federal banking agency or other governmental authority having jurisdiction over the Employer that the Executive is not suitable to act in the capacity for which he is employed by the Employer;



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                   (f)  The Executive is convicted of any felony or a crime
involving moral turpitude or a fraudulent or dishonest act; or

                   (g) The Executive discloses without authority any secret or confidential information not otherwise publicly available concerning the Employer or takes any action which the Employer's Board of Directors determines, in its sole discretion and subject to good faith, fair dealing and reasonableness, constitutes unfair competition with or induces any customer to breach any contract with the Employer.

      2.      SCOPE, PURPOSE AND EFFECT.

              2.1. CONTRACT OF EMPLOYMENT. Although this Agreement is intended to provide the Executive with an additional incentive to remain in the employ of the Employer, this Agreement shall not be deemed to constitute a contract of employment between the Executive and the Employer nor shall any provision of this Agreement restrict or expand the right of the Employer to terminate the Executive's employment. This Agreement shall have no impact or effect upon any separate written Employment Agreement which the Executive may have with the Employer, it being the parties' intention and agreement that unless this Agreement is specifically referenced in said Employment Agreement (or any modification thereto), this Agreement (and the Employer's obligations hereunder) shall stand separate and apart and shall have no effect upon, nor be affected by, the terms and provisions of said Employment Agreement.

              2.2. FRINGE BENEFIT. The benefits provided by this Agreement are granted by the Employer as a fringe benefit to the Executive and are not a part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payments or bonus in lieu of the benefits provided by this Agreement.

      3.      PAYMENTS UPON OR AFTER RETIREMENT.

              3.1. PAYMENTS UPON RETIREMENT. If the Executive shall remain in the continuous employment of the Employer until attaining sixty-five
(65) years of age, and provided an event triggering Schedule B Annuity payments has not yet occurred, the Executive shall be entitled to be paid the Annual Benefit, as defined above, in equal monthly installments, for a period of fifteen (15) years (One Hundred Eighty (180) months), with each installment to be paid on the first day of each month, beginning with the month following the month in which the Executive Retires or upon such later date as may be mutually agreed upon by the Executive and the Employer in advance of said Retirement date. At the Employer's sole and absolute discretion, the Employer may increase the Annual Benefit as and when the Employer determines the same to be appropriate in order to reflect a substantial change in the cost of living. Notwithstanding anything contained herein to the


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contrary, the Employer shall have no obligation hereunder to make any such cost-
of-living adjustment.

              3.2.           PAYMENTS IN THE EVENT OF DEATH AFTER RETIREMENT.
The Employer agrees that if the Executive Retires and begins to receive payments pursuant to Paragraph 3.1 hereof, but shall die before receiving all of the One Hundred Eighty (180) monthly payments to which he is entitled, the Employer will continue to make such monthly payments to the Executive's designated beneficiary for the remaining period. If a valid Beneficiary Designation is not in effect, then the remaining amounts due to the Executive under the ten-n of this Agreement shall be paid to the Executive's Surviving Spouse. If the Executive leaves no Surviving Spouse, the remaining amounts due to the Executive under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of the Executive's estate.

      4.           PAYMENTS IN THE EVENT DEATH OR DISABILITY OCCURS PRIOR TO
RETIREMENT.

              4.1.           PAYMENTS IN THE EVENT OF DEATH PRIOR TO
RETIREMENT. Provided an event triggering Schedule B Annuity payments has not yet occurred, and the Executive dies while actively employed by the Employer at any time after the Effective Date of this Agreement, but prior to Retirement, the Employer agrees to pay the Annual Benefit to the Executive's designated beneficiary in equal monthly installments, for a period of fifteen (15) years (One Hundred Eighty (180) months). If a valid Beneficiary Designation is not in effect, then the remaining amounts due to the Executive under the term of this Agreement shall be paid to the Executive's Surviving Spouse. If the Executive leaves no Surviving Spouse, the remaining amounts due to the Executive under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of the Executive's estate. Each installment shall be paid on the first day of each month, beginning with the month following the month in which the Executive's death occurs.

              4.2. PAYMENTS IN THE EVENT OF DISABILITY PRIOR TO RETIREMENT. In the event the Executive becomes Disabled while actively employed by the Employer at any time after the date of this Agreement but prior to Retirement, and provided an event triggering Schedule B Annuity payments has not yet occurred, the Executive (or the Executive's designated beneficiary, or the Executive's estate if no designated beneficiary has been selected, upon the Executive's death) shall be entitled to the Schedule B Annuity, as defined above, with payments thereunder to begin in the month following the month in which the Executive attains sixty-five (65) years of age or, if earlier, the month following the month in which the Executive dies.


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      5.      PAYMENTS IN THE EVENT EMPLOYMENT IS TERMINATED PRIOR TO
RETIREMENT. As indicated in Paragraph 2 above, the Employer reserves the right to terminate the Executive's employment, with or without cause but subject to any written employment agreement which may then exist, at any time prior to the Executive's Retirement. In the event that the employment of the Executive shall be terminated, other than by reason of Disability, death or Retirement, prior to the Executive's attaining sixty-five (65) years of age, then this Agreement shall terminate upon the date of such termination of employment; provided, however, that the Executive shall be entitled to the following benefits as may be applicable depending upon the circumstances surrounding the Executive's termination:

              5.1. TERMINATION WITHOUT CAUSE. If the Executive's employment is terminated by the Employer without cause, and such termination is not subject to the provisions of Paragraph 5.4 below, the Executive (or the Executive's designated beneficiary, or the Executive's estate if no designated beneficiary has been selected, upon the Executive's death) shall be entitled to be paid the Annual Benefit, as defined above, in equal monthly installments, for A period of fifteen (15) years (One Hundred Eighty (180) months), with each installment to be paid on the first day of each month, beginning with the month following the month in which the Executive is terminated without cause or upon such later date as may be mutually agreed upon by the Executive and the Employer in advance of the effective date of the Executive's termination.

              5.2. VOLUNTARY TERMINATION BY THE EXECUTIVE. If the Executive voluntarily terminates his employment with the Employer (other than by reason of death, Disability or Retirement), and such termination is not subject to the provisions of Paragraph 5.4 below, the Executive (or the Executive's designated beneficiary, or the Executive's estate if no designated beneficiary has been selected, upon the Executive's death) shall be entitled to be paid the Schedule B Annuity, as defined above, with payments to begin with the month following the month in which the Executive's employment is terminated without cause or upon such later date as may be mutually agreed upon by the Executive and the Employer in advance of the effective date of the Executive's termination.

              5.3. TERMINATION FOR CAUSE. The Executive agrees that if his employment with the Employer is terminated "for cause," as defined in subparagraph 1. 15 of this Agreement, he shall forfeit any and all rights and benefits he may have under the terms of this Agreement and shall have no right to be paid any of the amounts which would otherwise be due or paid to the Executive by the Employer pursuant to the terms of this Agreement.

              5.4. TERMINATION BY THE EMPLOYER ON ACCOUNT OF OR AFTER A CHANGE IN CONTROL. In the event: (i) the Executive's employment with the Employer is terminated by the Employer in conjunction with, or by reason of, a "change in control" (as defined in subparagraph 1.5 above); or (ii) by reason of the Employer's actions a material


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change occurs in the scope of the Executive's position, title, responsibilities, duties, benefits, or locations of employment after a "change in control" (as defined in subparagraph 1.5) occurs; or (iii) the Employer causes an event to occur which reasonably constitutes or results in a demotion, a significant diminution of responsibilities or authority, or a constructive termination (by forcing a resignation or otherwise) of the Executive's employment after a "change in control" (as defined in subparagraph 1.5) occurs, then the Executive (or the Executive's designated beneficiary, or the Executive's estate if no designated beneficiary has been selected, upon the Executive's death) shall be entitled to be paid the Annual Benefit, as defined above, in equal monthly installments, for a period of fifteen (15) years (One Hundred Eighty (180) months), with installments to be paid on the first day of each month, beginning with the month following the month in which the Executive is terminated or any one of the actions referred to above occurs.

      6. PAYMENTS IN THE EVENT THE EXECUTIVE ELECTS EARLY RETIREMENT. The Executive shall have the right to elect to receive the Schedule B Annuity prior to attaining sixty-five (65) years of age if he elects to Retire on a date which constitutes an Early Retirement Date as defined in subparagraph 1.8 above. In the event the Executive elects to Retire on a date which constitutes an Early Retirement Date, the Executive shall be entitled to be paid the Schedule B Annuity, as defined above, with payments thereunder to begin on the month following the month in which the Early Retirement Date occurs.

      7. ADDITIONAL LIMITATIONS ON THE AMOUNT OF THE ANNUAL BENEFIT/SCHEDULE B ANNUITY. The Executive acknowledges and agrees that the parties have entered into this Agreement based upon the certain financial and tax accounting assumptions. Accordingly, with full knowledge of the potential consequences the Executive agrees that, notwithstanding anything contained herein to the contrary: (i) the amount of the Annual Benefit or the Schedule B Annuity, as the case may be, shall be limited to that amount of the Annual Benefit or Schedule B Annuity (determined without regard to this Paragraph 7) which will be deductible by the Employer under the Code in the year in which payment is to be made to the Executive; (ii) the Annual Benefit amount or the Schedule B Annuity, as the case may be, shall be deemed to be the last payment made to the Executive and the first for which an income tax deduction, if any, has been disallowed; and (iii) any compensatory amounts for which a deduction is denied to the Employer shall, at the Employer's election, serve to first reduce the Employer's obligation to make the monthly Annual Benefit payments otherwise due and payable to the Executive under the terms of this Agreement. The Executive recognizes that, in this regard, limitations on deductibility may be imposed under, but not limited to, Code Section 280G. Consistent with the foregoing, and in the event that any payment or benefit received or to be received by the Executive, whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Employer (together with the Annual Benefit or the Schedule B Annuity, the "Total Payments"), win not be deductible (in whole or in part) as a result of Code
Section 280G, the Annual Benefit or the Schedule B Annuity, shall be reduced until no portion of the Total Payments is


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nondeductible as a result of Section 280G of the Code (or the Annual
Benefit/Schedule B Annuity is reduced to zero (0)). For purposes of this limitation:

                    (a) No portion of the Total Payments, the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the date of payment of any future Annual Benefit or Schedule B Annuity payments, shall be taken into account;

                    (b) No portion of the Total Payments shall be taken into account, which in the opinion of the tax counsel selected by the Employer and acceptable to the Executive, does not constitute a "parachute payment" within the meaning of Section 280G of the Code;

                    (c) Future Annual Benefit/Schedule B Annuity payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (a) or (b) above in their entirety) constitute reasonable compensation for services actually rendered within the meaning of
Section 280G of the Code, in the opinion of tax counsel referred to in clause
(b) above; and

                    (d) The value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Employer's independent auditors in accordance with the principles of Section 280G of the Code.

      8. RIGHT TO DETERMINE FINANCING METHODS. The Employer reserves the right to determine, in its sole and absolute discretion, whether, to what extent and by what method, if any, to provide for the payment of the amounts which may be payable to the Executive, the Executive's spouse or the Executive's beneficiaries under the terms of this Agreement. In the event that the Employer elects to finance this Agreement, in whole or in part, through the use of life insurance or annuities, or both, the Employer shall determine the ownership and beneficial interests of any such policy of life insurance or annuity. The Employer further reserves the right, in its sole and absolute discretion, to terminate any such policy, and any other device used to finance its obligations under this Agreement, at any time, in whole or in part. Consistent with Paragraph 10 below, neither the Executive, the Executive's spouse nor the Executive's beneficiaries shall have any right, title or interest in or to any financing source or amount utilized by the Employer pursuant to this Agreement, and any such financing source or amount shall not constitute security for the performance of the Employer's obligations pursuant to this Agreement. In connection with the foregoing, the Executive agrees to execute such documents and undergo such medical examinations or tests which the Employer may request and which may be reasonably necessary to facilitate any financing for this Agreement including, without limitation, the Employer's acquisition of any policy of insurance or annuity. Furthermore, a refusal by the Executive to consent to, participate in and undergo any such medical examinations or tests shall result in the immediate termination of this Agreement and the immediate forfeiture by the Executive, the



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Executive's spouse and the Executive's beneficiaries of any and all rights to payment hereunder.

      9. CLAIMS PROCEDURE. The Employer shall, but only to the extent necessary to comply with ERISA, be designated as the named fiduciary under this Agreement and shall have authority to control and manage the operation and administration of this Agreement. Consistent therewith, the Employer shall make all determinations as to the rights to benefits under this Agreement. Any decision by the Employer denying a claim by the Executive, the Executive's spouse, or the Executive's beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed, via registered or certified mail, to the Executive, the Executive's spouse or the Executive's beneficiary, as the case may be. Such decision shall set forth the specific reasons for the denial of a claim. In addition, the Employer shall provide the Executive, the Executive's spouse or the Executive's beneficiary with a reasonable opportunity for a full and fair review of the decision denying such claim.

      10. STATUS AS AN UNSECURED GENERAL CREDITOR. Notwithstanding anything contained herein to the contrary: (i) neither the Executive, the Executive's spouse or the Executive's designated beneficiaries shall have any legal or equitable rights, interests or claims in or to any specific property or assets of the Employer; (ii) none of the Employer's assets shall be held in or under any trust for the benefit of the Executive, the Executive's spouse or the Executive's designated beneficiaries or held in any way as security for the fulfillment of the obligations of the Employer under this Agreement; (iii) all of the Employer's assets shall be and remain the general unpledged and unrestricted assets of the Employer; (iv) the Employer's obligation under this Agreement shall be that of an unfunded and unsecured promise by the Employer to pay money in the future; and (v) the Executive, the Executive's spouse and the Executive's designated beneficiaries shall be unsecured general creditors with respect to any benefits which may be payable under the terms of this Agreement.

      11. DISCRETION OF BOARD TO ACCELERATE PAYOUT. Notwithstanding any of the other provisions of this Agreement, the Board of Directors of the Bank may, if determined in its sole and absolute discretion to be appropriate, accelerate the payment of the amounts due under the terms of this Agreement, provided that Executive (or Executive's spouse or designated beneficiaries): (i) consents to the revised payout terms determined appropriate by the Bank's Board of Directors; and (ii) does not negotiate or in anyway influence the terms of proposed altered/accelerated payout (said decision to be made solely by the Bank's Board of Directors and offered to the Executive [or Executive's spouse or designated beneficiaries] on a "take it or leave it basis").


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      12.1    MISCELLANEOUS.

              12.1.          OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL.
The Executive acknowledges that he has been afforded the opportunity to consult with independent counsel of his choosing regarding both the benefits granted to him under the terms of this Agreement and the terms and conditions which may affect the Executive's right to these benefits. The Executive further acknowledges that he has read, understands and consents to all of the terms and conditions of this Agreement, and that he enters into this Agreement with a full understanding of its terms and conditions.

              12.2. ARBITRATION OF DISPUTES. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Employer in its sole and absolute discretion or those matters subject to the provisions of Article 9 hereof, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), presently located at 111 Pine Street, Suite 710, in San Francisco, California. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this Paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association ("AAA"), presently located in San Francisco, California, shall conduct the binding arbitration referred to in this Paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in San Francisco, California, unless otherwise agreed to by the parties.

              12.3. ATTORNEY'S FEES. In the event of any arbitration or litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the arbitrator(s) or court, as the case may be, to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

              12.4. NOTICE. Any notice required or permitted of either the Executive or the Employer under this Agreement @ be deemed to have been duly given, if by personal delivery, upon the date received by the party or its authorized representative; if by facsimile, upon transmission to a telephone number previously provided by the party to whom the facsimile is transmitted as reflected in the records of the party transmitting the facsimile and upon reasonable confirmation of such transmission; and if by mail, on the third day after mailing via U.S. first class mail, registered or certified, postage prepaid and return receipt requested, and addressed to the party at the address given below for the receipt of notices, or such changed address as may be requested in writing by a party.

     If to the Employer:     Mid-Peninsula Bank
                             420 Cowper Street
                             Palo Alto, CA 94301

                             Attn: Chairman of the Board

     If to the Executive:    Mr. David L. Kalkbrenner
                             2031 Byron Street
                             Palo Alto, CA 94301

              12.5.          ASSIGNMENT.  Neither the Executive, the
Executive's spouse, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, modify or otherwise encumber any part or all of the amounts payable hereunder, nor, prior to payment in accordance with the terms of this Agreement, shall any portion of such amounts be: (i) subject to seizure by any creditor of any such beneficiary, by a proceeding at law or in equity, for the payment of any debts, judgments, alimony or separate maintenance obligations which may be owed by the Executive, the Executive's spouse, or any designated beneficiary; or (ii) transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any such attempted assignment or transfer shall be void and shall terminate this Agreement, and the Employer shall thereupon have no further liability hereunder.

              12.6. BINDING EFFECT/MERGER OR REORGANIZATION. This Agreement shall be binding upon and inure to the benefit of the Executive and the Employer and, as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns. Accordingly, the Employer shall not merge or consolidate into or with another corporation, or reorganize or sell substantially all of its assets to another corporation, firm or person, unless and until such succeeding or continuing corporation, firm or person agrees to assume and discharge the obligations of the Employer under this Agreement. Upon the occurrence of such event, the term "Employer" as used in this Agreement shall be deemed to refer to such surviving or successor firm, person, entity or corporation.

              12.7. NONWAIVER. The failure of either party to enforce at any time or for any period of time any one or more of the terms or conditions of this Agreement shall not be a waiver of such term(s) or condition(s) or of that party's right thereafter to enforce each and every term and condition of this Agreement.

              12.8. PARTIAL INVALIDITY. If any term, provision, covenant, or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void OR unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

              12.9. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

              12.10. MODIFICATIONS. Any modification of this Agreement shall be effective only if it is in writing and signed by each party or such party's authorized representative.

              12.11. PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement.

              12.12. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

              12.13. GOVERNING LAW. The laws of the State of California, other than those laws denominated choice of law rules, and, where applicable, the rules and regulations of the Office of the California Superintendent of Banks and the Federal Deposit Insurance Corporation, shall govern the validity, interpretation, construction and effect of this Agreement.

      IN WITNESS WHEREOF, the Employer and the Executive have executed this Agreement on the date first above-written in the City of Palo Alto, Santa Clara County, California.

THE EMPLOYER:                          THE EXECUTIVE

Mid-Peninsula Bank,
A California State Chartered Bank

By:   /S/Duncan L. Matteson             /s/David L. Kalkbrenner
      ----------------------------      -----------------------
      Duncan L. Matteson, Chairman      David L. Kalkbrenner

                                      SCHEDULE A

NUMBER OF COMPLETE
YEARS WHICH HAVE ELAPSED                    APPLICABLE PERCENTAGE
------------------------                    ---------------------

1................................................... 55.00%

2................................................... 60.00%

3................................................... 65.00%

4................................................... 70.00%

5................................................... 75.00%

6................................................... 80.00%

7................................................... 85.00%

8................................................... 90.00%

9................................................... 95.00%

10..................................................100.00%

                                      SCHEDULE B

                              SCHEDULE B ANNUITY AMOUNT

1.    $  47,710

2.    $  99,637

3.    $ 156,154

4.    $ 217,666

5.    $ 284,616

6.    $ 357,483

7.    $ 436,792

8.    $ 523,110

9.    $ 617,058

10.   $ 719,310

                                      SCHEDULE C


                               BENEFICIARY DESIGNATION


      To the Administrator of the Mid-Peninsula Bank Executive Salary Continuation Agreement:

     Pursuant to the Provisions of my Executive Salary Continuation Agreement with Mid-Peninsula Bank, permitting the designation of a beneficiary or beneficiaries by a participant, I hereby designate the following persons and entities as primary and secondary beneficiaries of any benefit under said Agreement payable by reason of my death:

PRIMARY BENEFICIARY:


Nancy L. Kalkbrenner      2031 Byron St., Palo Alto, CA  94301   Spouse
--------------------      ------------------------------------   ------------
NAME                      ADDRESS                                RELATIONSHIP


SECONDARY (CONTINGENT) BENEFICIARY:

Jennifer L. Kalkbrenner   50% 2031 Byron St., Palo Alto, CA
                              94301                              Daughter

Eric D. Kalkbrenner       50% 2031 Byron St., Palo Alto, CA
                              94301                              Son
--------------------      ------------------------------------   ------------
NAME                      ADDRESS                                RELATIONSHIP


THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION IS HEREBY RESERVED. ALL PRIOR DESIGNATIONS, IF ANY, OF PRIMARY BENEFICIARIES AND SECONDARY BENEFICIARIES ARE HEREBY REVOKED.


The Administrator shall pay all sums payable under the Agreement by reason of my death to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary Beneficiary, and if no named beneficiary survives me, then the Administrator shall pay all amounts in accordance with the terms of my Executive Salary Continuation Agreement. In the event that a named beneficiary survives me and dies prior to receiving the entire benefit payable under said Agreement, then and in that event, the remaining unpaid benefit payable according to the terms of my Executive Salary Continuation Agreement shall be payable to the personal representatives of the estate of said beneficiary who survived me but died prior to receiving the total benefit provided by my Executive Salary Continuation Agreement.

                                       THE EXECUTIVE


DATED: May 22, 199                      /s/David L. Kalkbrenner
       -------------                    -----------------------
                                        David L. Kalkbrenner

      CONSENT OF THE EXECUTIVE'S SPOUSE
      TO THE ABOVE BENEFICIARY DESIGNATION:


     I, Nancy Kalkbrenner, being the spouse of David L. Kalkbrenner, after being afforded the opportunity to consult with independent counsel of my choosing, do hereby acknowledge that I have read, agree and consent to the foregoing Beneficiary Designation which relates to the Executive Salary Continuation Agreement entered into by my spouse effective as of April 26, 1995. I understand that the above Beneficiary Designation may affect certain rights which I may have in the benefits provided for under the terms of the Executive Salary Continuation Agreement and in which I may have a marital property interest.

DATED: May 24, 1995.
       -------------


                                                 /s/Nancy Kalkbrenner
                                                 --------------------
                                                 Nancy Kalkbrenner

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT
--------------------------------------------------------------------------------
State of      California
           -------------------
County of     Santa Clara
           -------------------
On May 22, 1995 before me, Judy L. Hovgaard, personally appeared David L. Kalkbrenner, [x] personally known to me - OR - [ ] proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

[SEAL]

                                       WITNESS my hand and official seal.

                                       /s/Judy L. Hovgaard
                                       ----------------------------------
                                       Signature of Notary Public

------------------------------------OPTIONAL------------------------------------
    Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

DESCRIPTION OF ATTACHED DOCUMENT

Title or Type of Document:              Beneficiary Designation
                           -----------------------------------------------

Document Date:     APRIL 26, 1995                   Number of Pages:
               -----------------------------------                  ------

Signer(s) Other Than Named Above:     Nancy Kalkbrenner
                                  ----------------------------------------

CAPACITY(IES) CLAIMED BY SIGNER(S)

Signer's Name:                           Signer's Name:
              ------------------------                 -----------------------

[x]  Individual                         [ ]  Individual
[ ]  Corporate Officer                  [ ]  Corporate Officer
      Title(s):                              Title(s):
               -----------------------                  ----------------------
[ ]  Partner - [ ] Limited [ ] General  [ ]  Partner - [ ] Limited [ ] General
[ ]  Attorney-in-Fact                   [ ]  Attorney-in-Fact
[ ]  Trustee           RIGHT THUMBPRINT [ ]  Trustee           RIGHT THUMBPRINT
[ ]  Guardian or Conservator OF SIGNER  [ ]  Guardian or Conservator OF SIGNER
[ ]  Other:          Top of thumb here  [ ]  Other:         Top of thumb here
           ----------                              ----------
     ----------------                        ----------------

Signer Is Representing:                      Signer Is Representing:

--------------------------------------       ---------------------------------

--------------------------------------       ---------------------------------

--------------------------------------------------------------------------------

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT
--------------------------------------------------------------------------------

State of      California
           -------------------
County of     Santa Clara
           -------------------
On May 22, 1995 before me, Lorna K. Roach, Notary Public, personally appeared Nancy Kalkbrenner ,

[ ] personally known to me - OR - [X] proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

[SEAL]


                                       WITNESS my hand and official seal.

                                       /s/Lorna K. Roach
                                       ----------------------------------
                                       Signature of Notary Public

------------------------------------OPTIONAL------------------------------------
    Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

DESCRIPTION OF ATTACHED DOCUMENT

Title or Type of Document:   Beneficiary Designation - Spousal Consent
                           -----------------------------------------------

Document Date:     None                            Number of Pages:   2
               -----------------------------------                  ------

Signer(s) Other Than Named Above:     David L.  Kalkbrenner
                                  ----------------------------------------

CAPACITY(IES) CLAIMED BY SIGNER(S)

Signer's Name:                           Signer's Name:
              ------------------------                 -----------------------
[x]  Individual                         [ ]  Individual
[ ]  Corporate Officer                  [ ]  Corporate Officer
      Title(s):                              Title(s):
               -----------------------                  ----------------------
[ ]  Partner - [ ] Limited [ ] General  [ ]  Partner - [ ] Limited [ ] General
[ ]  Attorney-in-Fact                   [ ]  Attorney-in-Fact
[ ]  Trustee           RIGHT THUMBPRINT [ ]  Trustee           RIGHT THUMBPRINT
[ ]  Guardian or Conservator OF SIGNER  [ ]  Guardian or Conservator OF SIGNER
[ ]  Other:          Top of thumb here  [ ]  Other:         Top of thumb here
           ----------                              ----------
     ----------------                        ----------------

Signer Is Representing:                      Signer Is Representing:

--------------------------------------       ---------------------------------

--------------------------------------       ---------------------------------

--------------------------------------------------------------------------------